AMENDMENT NO. 1 TO RIGHTS AGREEMENT

               AMENDMENT NO. 1, dated as of October 29, 2000 (this "Amendment"), to the Rights Agreement, dated as of April 14,1995 (the "Rights Agreement"), between Republic Security Financial Corporation, a Florida corporation (the "Company"), and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), as rights agent (the "Rights Agent").

                                 WITNESSETH

               WHEREAS, the Company and the Rights Agent have previously entered into the Rights Agreement; and

               WHEREAS, no Distribution Date (as defined in Section 1(h) of the Rights Agreement) has occurred as of the date of this Amendment; and

               WHEREAS, Section 26 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement in accordance with the terms of Section 26; and

               WHEREAS, the Company and Wachovia Corporation, a North Carolina corporation ("Wachovia") have entered into an Agreement and Plan of Merger, dated as of October 29, 2000 (the "Merger Agreement"), pursuant to which a subsidiary of Wachovia will merge (the "Merger") with and into the Company with the Company as the surviving corporation in the Merger; and

               WHEREAS, the Board of Directors has determined that the transactions contemplated by the Merger Agreement are in the best interests of the Company and its stockholders; and

               WHEREAS, the Board of Directors has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Rights Agreement to provide for the termination of the Rights upon consummation of the Merger; and

               WHEREAS, the Board of Directors of the Company has approved and adopted this Amendment and directed that the proper officers take all appropriate steps to execute and put into effect this Amendment.

               NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

               1. The last sentence of subsection (d) of Section 13 of the Rights Agreement is hereby amended in its entirety to read as follows:

               "Upon consummation of the earlier of (A) any such transaction contemplated by this section (d), or (B) the merger of the Company and a subsidiary of Wachovia Corporation, a North Carolina corporation ("Wachovia") as contemplated by the Agreement and Plan of Merger, dated as of October 29, 2000 (the "Merger Agreement"), by and between the Company and Wachovia, all Rights hereunder shall expire."

               2. Section 15 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

               "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement in connection with any transactions contemplated by the Merger Agreement."

               3. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

               4. Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned thereto in the Rights Agreement.

               5. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               6. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and attested as of the day and year first above written.


                                    REPUBLIC SECURITY FINANCIAL CORPORATION


                                    By: /s/ Rudy E. Schupp
                                        ------------------------------
                                        Name:  Rudy E. Schupp
                                        Title: Chairman, President and
                                               Chief Executive Officer


                                    THE BANK OF NEW YORK


                                    By: /s/ Ming J. Shiang
                                       ------------------------------
                                      Name:  Ming J. Shiang
                                      Title: Vice President